EXHIBIT 5

BERNARD & YAM, LLP

ATTORNEYS AND COUNSELORS AT LAW

401 BROADWAY  •  SUITE 1708  •  NEW YORK  •  NEW YORK 10013

TEL: (212) 219-7783        FAX: (212) 219-3604

Date: November 13, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Judiciary Plaza

Washington, DC 20549

Re: China Recycling Energy Corporation

Ladies and Gentlemen:

This office represents China Recycling Energy Corporation, a Nevada corporation (the “Registrant”) in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 3,000,000 shares of the Registrant's common stock issuable under the Registrant’s 2007 Nonstatutory Stock Option Plan (the “Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

/s/ Bernard & Yam, LLP
Bernard & Yam, LLP